Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Ihsan Essaid and Christopher Signorello, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission a post-effective amendment to registration statement on Form S-8 and a registration statement on Form S-3 with respect to assumption by the registrant of awards outstanding under the TopBuild Corp. Amended and Restated 2015 Long Term Stock Incentive Plan (the “TopBuild Plan”) and a registration statement on Form S-8 with respect to the assumption of any shares that remain available for issuance under the TopBuild Plan, in each case, together with all schedules and exhibits thereto, (ii) act on, sign and file any and all amendments (including post-effective amendments), together with all schedules and exhibits thereto, and such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in any of the registration statements or any such amendment and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities indicated on the dates set forth below.

Signature	Title	Date

/s/ Brad Jacobs	Chairman and Chief Executive Officer	June 29, 2026
Brad Jacobs	(Principal Executive Officer)

/s/ Ihsan Essaid	Chief Financial Officer	June 29, 2026
Ihsan Essaid	(Principal Financial Officer)

/s/ Robert Loughran	Interim Chief Accounting Officer	June 29, 2026
Robert Loughran	(Principal Accounting Officer)

/s/ Allison Landry	Lead Independent Director	June 29, 2026
Allison Landry

/s/ Jason Aiken	Director	June 29, 2026
Jason Aiken

/s/ Marlene Colucci	Director	June 29, 2026
Marlene Colucci

/s/ Alec Covington	Director	July 1, 2026
Alec Covington

/s/ Mario Harik	Director	June 29, 2026
Mario Harik

/s/ Mary Kissel	Director	June 29, 2026
Mary Kissel